                                 EXHIBIT 11.1

                       COMPUTATION OF EARNINGS PER SHARE

                      GEORGIA BANK FINANCIAL CORPORATION
                                AND SUBSIDIARY


                                                                      YEAR ENDED
                                                                      DECEMBER 31,
                                                      ------------    -----------   ------------
                                                         1998             1997         1996
                                                      ------------    -----------   ------------
Net income available to common shareholders            $2,915,384      $2,354,925    $1,952,165

Earnings per common share:
    Weighted average number of common
       shares outstanding                               1,820,368       1,588,828     1,542,368

Net income per common share                            $     1.60      $     1.48    $     1.27

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